Exhibit 99.1
Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net
RURBAN FINANCIAL CORP. REPORTS FISCAL YEAR 2006 EPS OF $0.55 and
FOURTH QUARTER EPS OF $0.14
DEFIANCE, Ohio, January 24, 2007 — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, today reported fiscal year and fourth quarter 2006 earnings.
Highlights of the year and fourth quarter 2006 include:
•	Net income of $2.8 million, up $2.1 million or 310%, compared with net income of $673,000 reported for the fiscal year 2005. Diluted earnings per share were $0.55 for the current year, up 267% from $0.15 reported for the prior fiscal year; average diluted shares outstanding increased 9.7% year-over-year due to the acquisition of The Exchange Bank on December 31, 2005.

•	Earnings for the fourth quarter of 2006 were $710,000, or $0.14 per share, compared with a loss of $344,000, or $0.08 per share, for the fourth quarter of 2005.

•	During the fourth quarter of 2006, Rurban increased its quarterly dividend by 20%, to $0.06 per share.

•	Fourth quarter 2006 results include actions that resulted in after-tax charges/income of $474,000 for balance sheet restructuring, merger-related expenses of $187,000, recovery of WorldCom bond losses totaling $587,000, and a gain associated with the sale of the credit card portfolio of $488,000.

•	The fourth quarter sale of State Bank’s credit card portfolio includes the release of $140,000 in reserves associated with that portfolio. Since the sale is with partial recourse to Rurban, the company is applying that reserve to a separate liability account to cover future losses, if any. The fourth quarter loan loss provision reflects the adjustment.

•	Consolidated non-performing assets at 2006 year-end were $3.9 million, or .70% of total assets, compared with $8.9 million or 1.67% of total assets for year-end 2005. Fourth quarter 2006 results include a sale of $1.4 million of non-performing assets.

•	Rurban received regulatory approval to open a full-service banking center in Fort Wayne, Indiana, where it previously had a loan production office. This full service branch opened on January 2, 2007.

•	Rurban announced the planned merger of Reliance Financial Services, N.A., Rurban’s trust and investment subsidiary, and The Exchange Bank, its recently acquired community bank, into its lead bank, The State Bank and Trust Company, subject to regulatory approval. An after-tax charge of $187,000 for this merger was recorded during the fourth quarter as stated earlier.

•	Rurban’s Banking Group, consisting of The State Bank and Trust Company and The Exchange Bank, reported loan growth of $43.1 million or 13.2% in 2006, all of which was organic. Deposit growth increased $29.7 million or 7.7% in 2006.

•	The efficiency ratio of the Banking Group continues to improve from 101.8% a year-ago to 88.2% for the FY 2006.

•	RDSI, the data processing subsidiary, reported a strong year with revenue of $15.0 million, up 18% from last year. Net income for the year was $2.1 million, which compares to $1.7 million for 2005, a 21% increase. These results reflect strong organic growth, as well as the September 3, 2006 acquisition of the Lansing, Michigan-based Diverse Computer Marketers (DCM), which now operates as a subsidiary of RDSI.
Kenneth A. Joyce, President and Chief Executive Officer of Rurban Financial Corp. commented, “2006 was a successful year for Rurban on numerous fronts, as we continued on our path of improving profitability. We are pleased to report that Rurban achieved its fourth consecutive quarter of core earnings and revenue growth, consisting of net interest income plus non-interest income. Non-performing assets reached a five-year low of 70 basis points as a percent of total assets marking Rurban’s return to banking normalcy. It also represents a new beginning for Rurban, where we can focus our energies on growth, efficiency and profitability. In the fourth quarter, we announced additional steps to complete our restructuring. We will move forward in 2007 to bring these initiatives to closure, streamlining Rurban into a holding company with a single-chartered community bank and a dynamic data processing company.”
CONSOLIDATED RESULTS
Earnings:

	Year Ended
	December 31
(Dollars in thousands except per share data)	2006	2005
Net interest income	$15,034	$12,054
Non-interest income	23,755	18,338
Total revenue	38,789	30,392
Provision for loan losses	178	583
Non-interest expense	34,904	29,054
Net income	2,760	673
Diluted EPS	$0.55	$0.15
Total revenue, consisting of net interest income plus non-interest income, was $38.8 million for the fiscal year 2006, up $8.4 million, or 27.6%, compared with $30.4 million for the fiscal year 2005.
Net interest income was $15.0 million for 2006, an increase of 24.7% above the prior year, which resulted from a 26.2% growth in average earning assets combined with a one basis point decline in the annual net interest margin, to 3.13%.

Non-interest income was $23.8 million for FY 2006, accounting for 61.2% of total 2006 revenue compared with 60.3% for the year earlier period. Excluding the one-time impact of a $495,000 charge taken to restructure the bond portfolio, an $889,000 recovery of WorldCom bond losses and a gain associated with the sale of the credit card portfolio of $740,000, 2006 non-interest income was $22.6 million, up $4.2 million or 23.3% above the $18.3 million reported for the prior year. Over 63% of 2006 fee income was derived from RDSI, the data processing subsidiary, with smaller growth contributions from the Banking Group and Reliance.
Non-interest expense increased $5.8 million, or 20.0%, primarily from the additional expenses of $4.9 million and $1.2 million, respectively, contributed by Exchange Bank and DCM, both of which merged with Rurban in 2006. Excluding one-time 2006 charges including $215,000 associated with the prepayment of approximately $9.0 million of higher-cost FHLB advances and merger-related charges of approximately $283,000, including a fourth quarter charge to merge the two community banks, 2006 recurring non-interest expense was $34.4 million, up 18.4% from the $29.1 million reported for 2005.
Salaries and benefits accounted for $3.1 million, or 52.4%, of the $5.8 million year-over-year increase in non-interest expenses with the addition of 36 FTE employees, bringing the total to 317. Improvements in State Bank’s operating expenses since the acquisition of the Lima branches in the second quarter of 2005 partially offset higher spending levels in other categories.
Earnings:

	Fourth Quarter Ended
	December 31
(Dollars in thousands except per share data)	2006	2005
Net interest income	$3,584	$3,147
Non-interest income	7,576	4,477
Revenue	11,160	7,624
Provision (credit) for loan losses	(159)	613
Non-interest expense	10,359	7,632
Net income (loss)	710	(344)
Diluted EPS	$0.14	$(.08)
Total revenue for the fourth quarter of 2006 was $11.2 million compared with $7.6 million for the fourth quarter of 2005, an increase of $3.5 million or 46.4%.
Net interest income grew 13.9% from a combination of 22.7% growth of earning assets and was offset by a 26 basis point decline in the net interest margin.

Non-interest income was $7.6 million, accounting for 67.9% of fourth quarter 2006 revenue compared with 58.7% for the year earlier period. Excluding the one-time loss of $495,000 on securities sales, a recovery of WorldCom bond losses of $889,000 and the gain associated with the credit card sale of $740,000, recurring non-interest income was $6.4 million, up 43.9% from the $4.5 million reported in the fourth quarter 2005. Approximately 62% of this quarter’s fee income was derived from RDSI, the data processing subsidiary, with smaller growth contributions from the Banking Group and Reliance.
Non-interest expense for year-over-year, fourth quarter increased $2.7 million, or 35.7%. These increases were primarily from the additional expenses of Exchange Bank and DCM, as well as one-time merger-related charges of $283,000 and $215,000 for the prepayment penalties of high-cost FHLB advances. These expenses were partially offset by growing efficiencies at State Bank and a decrease of $334,000 in professional fees, primarily due to reductions in legal costs associated with loan workouts. The company also expensed $180,000 in additional health care costs in the fourth quarter compared to the previous quarter. Excluding one-time items, recurring non-interest expense increased 29.6% primarily due to the aforementioned acquisitions.
BANKING GROUP RESULTS
Mr. Joyce commented, “We recognize the need for efficiencies within our banking group. We are targeting approximately $1.0 to $1.5 million in annual pretax savings as we eliminate charters in the first quarter of 2007, consolidating The Exchange Bank and Reliance Financial Services into The State Bank and Trust Company, under the leadership of Mark A. Klein, its current President and CEO. As a result of this consolidation, our customers will have the ability to do their banking easily in Northwest Ohio, Fort Wayne, Indiana and the Greater Toledo metropolitan area.”
The Banking Group reported net income of $1.9 million in FY 2006 compared with $132,621 reported for the prior fiscal year. State Bank performed profitably for the year, generating an ROA of 52 basis points. Both Exchange Bank and RFCBC, the workout company, recorded losses. During 2006, the net interest margin benefited from a $5.0 million decline in non-performing assets in addition to lower-cost deposits acquired in the Exchange Bank acquisition, and approximately $60.4 million in deposits from the two branches purchased in the Lima market in June of 2005. However, competitive pressures on loans and deposits, in addition to the flat/inverted yield curve, offset these positive factors.
Increases in net interest income from 2006 compared to 2005 was derived from a $102.0 million, or 26.2%, increase in average earning assets and offset by a one basis point decline in the net interest margin to 3.13%. Approximately $73.8 million of the earning asset increase was derived from the Exchange Bank acquisition, which closed on December 31, 2005. The remaining $28.2 million is the result of organic loan growth at State Bank.

Balance sheet growth over the past twelve months has been achieved exclusively through organic growth, since the assets of The Exchange Bank were consolidated as of December 31, 2005. Despite a fourth quarter reduction in assets of $12.5 million due to the restructuring of the bank’s investment portfolio, total assets increased $25.5 million, or 4.8%, to $556.0 million.
Total deposits increased $29.7 million, or 7.7%, during 2006 as the Banking Group introduced new products and increased sales efforts to generate core deposits. Mr. Joyce commented, “Just like virtually every other community bank in the country these days, we continue to look at ways to increase our core funding. We named a chief deposit officer for our bank with the goal to generate lower cost deposits. In this current banking environment, our success depends on our ability to grow core deposits.”
During the fourth quarter, Rurban restructured its balance sheet to improve its net interest margin going forward by selling $17.5 million of investment securities, or approximately 13% of its investment portfolio, with an average yield of 3.89%. Approximately $12 million of the proceeds were used to repay higher-cost, non-core funding, namely, long-term advances from the Federal Home Loan Bank and other borrowings that had a cost in excess of 5.25%. The remaining proceeds of approximately $5.5 million will be used to fund the bank’s growing commercial loan portfolio.
Mr. Joyce noted, “These restructuring actions should create a stronger, more efficient balance sheet that will generate higher future returns for our shareholders. Although the immediate result reduced assets by $12 million, we plan to reinvest a portion of these proceeds in commercial loans to benefit customers in our markets.”
Asset Quality: “With the fourth quarter sale of $1.4 million of non-performing assets,” Mr. Joyce added, “non-performing assets are now well below our 1% goal, and returning to levels more in keeping with State Bank’s historic level of performance. Our efforts over the past several years to reduce non-performing assets had consumed our business focus, but it also taught us an important lesson in the value of disciplined underwriting and sound controls. Our loan production quality since 2002 has been excellent.”

(Dollars in thousands)	2006	2005
Net Charge-Offs	$1,160	$1,692
Net Charge-Offs / Avg. loans	0.33%	0.63%
Allowance for Loan Loss	$3,717	$4,700
Allowance for Loan Loss / Loans	1.00%	1.44%
Non-Performing Assets (Loans + OREO)	$3,910	$8,878
Non-Performing Assets / Total Assets	0.70%	1.67%
4Q Net Charge-Offs	$645	$1,638
4Q Net Charge-Offs / Avg. loans (Annualized)	0.70%	2.40%

Non-performing assets, namely, non-performing loans, OREO and OAO, were $3.9 million or 0.70% of total assets at December 31, 2006, a decline of $5.0 million from twelve months ago, despite an additional $1.5 million of non-performing assets acquired with The Exchange Bank. Of the $3.9 million of remaining non-performing assets, $621,000 resides in the loan workout company, RFCBC. This workout company has resolved approximately $42 million of problem loans over the last three years. Net charge-offs for 2006 were $1.2 million, or 0.33% of average loans, compared to $1.7 million in 2005, or 0.63% of average loans. The loan loss reserve now stands at 1.00% of period-end loans.
A Provision for Loan Losses of $178,000 was taken in FY2006 compared to $583,000 taken for FY2005; the $405,000 decrease reflects the lower level of risk in the loan portfolio, in addition to the release of the $140,000 reserve associated with the credit card portfolio, which has been sold with partial recourse to the bank. The fourth quarter loan loss provision of $(159,000) represents a $772,000 decrease from the prior-year fourth quarter, and reflects the same factors as above.
RELIANCE FINANCIAL SERVICES (RFS)
Trust fees contributed 14.1% of recurring non-interest income in 2006. Fees from trust services were $3.4 million in FY 2006, up 3.6% above 2005. Income for the year was aided by $104,000 of one-time fee income associated with a third party customer. In order to grow income faster, Reliance expanded its products and services into the new State Bank and Exchange Bank footprints, requiring additional business development officers. Despite these increased spending levels, Reliance increased its net income by 12.2%, generating $715,000 in profits for the year compared to $637,000 for 2005.
RURBANC DATA SERVICES, INC (RDSI)
Data processing fees contributed 69.9% of Rurban’s recurring non-interest income for 2006. Fees were $16.6 million, up $3.4 million, or 25.5%, above the $13.2 million reported for FY 2005. The majority of the increase was due to RDSI core growth, as well as additional fee income from DCM, which was acquired September 3, 2006. RDSI now services over 100 community banks, accounting for 62.2% of Rurban’s fee growth in 2006.
Earnings for the 2006 fiscal year were $2.1 million compared to $1.7 million for 2005, up $366,000 or 21.3%. “We added an additional item processing client bank to our newly acquired DCM Company during the 4th quarter,” commented Mr. Joyce. “We continue to see a solid pipeline of potential customers for both our data processing and item processing business lines entering 2007.”
CAPITAL
Rurban continues to be well-capitalized. Stockholders’ equity at December 31, 2006 was $57.0 million, equivalent to 10.2% of total assets. On a tangible basis, the ratio was 6.9%. The total risk-based capital ratio was 15.8%, well in excess of the “well-capitalized” regulatory threshold of 10%.

Mr. Joyce concluded, “We have made considerable progress over the past several years transforming Rurban into a profitable financial institution. We are optimistic about our prospects for 2007 and beyond, as we continue the growth initiatives we started last year to enhance the efficiency of our banking organization, and improve the yields on our earning assets.”
About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, The Exchange Bank, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI), DCM and RFCBC, Inc. The two community banks, State Bank and Exchange Bank, offer a full range of financial services through 18 offices in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Ohio and Wisconsin. Rurban’s common stock is quoted on the Nasdaq Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,027,433 shares outstanding. The Company’s website is http://www.rurbanfinancial.net.
Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.
Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and December 31, 2005

	December	December
	2006	2005
	(Unaudited)
ASSETS

Cash and due from banks	$13,381,791	$12,650,839
Federal funds sold	9,100,000	—

Cash and cash equivalents	22,481,791	12,650,839
Interest-earning deposits in other financial institutions	150,000	150,000
Available-for-sale securities	102,462,075	139,353,329
Loans held for sale	390,100	224,000
Loans, net of unearned income	370,101,809	327,048,229
Allowance for loan losses	(3,717,377)	(4,699,827)
Premises and equipment, net	15,449,774	13,346,632
Purchased software	4,618,691	3,916,913
Federal Reserve and Federal Home Loan Bank Stock	3,993,450	3,607,500
Foreclosed assets held for sale, net	82,397	2,309,900
Accrued interest receivable	3,129,774	3,010,355
Goodwill	13,674,058	8,917,373
Core deposits and other intangibles	5,858,982	3,742,333
Cash value of life insurance	10,771,843	10,443,487
Other assets	6,559,886	6,521,213

Total assets	$556,007,253	$530,542,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$46,565,554	$52,073,751
Savings, interest checking and money market	128,830,553	124,206,115
Time	239,159,338	208,558,046

Total deposits	414,555,445	384,837,912
Notes payable	2,589,207	938,572
Advances from Federal Home Loan Bank	21,000,000	45,500,000
Fed Funds Purchased	—	4,600,000
Repurchase Agreements	32,270,900	6,080,420
Trust preferred securities	20,620,000	20,620,000
Accrued interest payable	2,224,413	1,373,044
Other liabilities	5,792,135	12,141,680

Total liabilities	499,052,100	476,091,628

Shareholders’ Equity
Common stock	12,568,583	12,568,583
Additional paid-in capital	14,859,165	14,835,110
Retained earnings	30,407,298	28,702,817
Accumulated other comprehensive loss	(879,893)	(1,655,862)

Total shareholders’ equity	56,955,153	54,450,648

Total liabilities and shareholders’ equity	$556,007,253	$530,542,276

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Twelve Months Ended December 31, 2006 and 2005

			Increase/
	Twelve Months	Twelve Months	(Decrease)
	2006	2005	$
Interest income
Loans
Taxable	$24,958,988	$16,593,703	$8,365,285
Tax-exempt	63,356	64,609	(1,253)
Securities
Taxable	5,211,672	4,337,477	874,195
Tax-exempt	559,518	265,959	293,559
Other	176,884	160,240	16,644

Total interest income	30,970,418	21,421,988	9,548,430

Interest expense
Deposits	11,022,161	5,651,372	5,370,789
Other borrowings	172,130	304,047	(131,917)
Retail Repurchase Agreements	848,277	97,966	750,311
Federal Home Loan Bank advances	2,106,385	2,039,851	66,534
Trust preferred securities	1,787,023	1,275,168	511,855

Total interest expense	15,935,976	9,368,404	6,567,572

Net interest income	15,034,442	12,053,584	2,980,858

Provision for loan losses	177,838	583,402	(405,564)

Net interest income after provision for loan losses	14,856,604	11,470,182	3,386,422

Non-interest income
Data service fees	15,011,143	12,708,407	2,302,736
Trust fees	3,192,025	3,133,550	58,475
Customer service fees	2,161,153	1,859,547	301,606
Net gain on sales of loans	1,249,148	(436,971)	1,686,119
Net realized gains (losses) on sales of available-for-sale securities	(494,885)	25,300	(520,185)
Investment securities recoveries	889,454	—	889,454
Loan servicing fees	419,709	306,929	112,780
Gain (loss) on sale of assets	94,198	—	94,198
Other income	1,233,376	741,340	492,036

Total non-interest income	23,755,321	18,338,102	5,417,219

Non-interest expense
Salaries and employee benefits	16,584,146	13,518,749	3,065,397
Net occupancy expense	1,840,864	1,214,169	626,695
Equipment expense	5,850,281	5,148,458	701,823
Data processing fees	562,265	411,465	150,800
Professional fees	2,395,863	2,730,337	(334,474)
Marketing expense	669,764	445,656	224,108
Printing and office supplies	619,100	524,473	94,627
Telephone and communication	1,705,261	1,549,449	155,812
Postage and delivery expense	735,210	313,379	421,831
State, local and other taxes	674,280	572,456	101,824
Employee expense	978,832	994,735	(15,903)
FHLB prepayment penalties	214,886	—	214,886
Other expenses	2,072,815	1,630,514	442,301

Total non-interest expense	34,903,567	29,053,840	5,849,727

Income before income tax expense	3,708,358	754,444	2,953,914
Income tax expense	948,116	81,353	866,763

Net income	$2,760,242	$673,091	$2,087,151

Earnings per common share:
Basic	$0.55	$0.15	$0.40

Diluted	$0.55	$0.15	$0.40

Average diluted shares outstanding	5,030,317	4,584,406

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Fourth Quarter Ended December 31, 2006 and 2005

			Increase/
	Fourth Quarter	Fourth Quarter	(Decrease)
	2006	2005	$
Interest income
Loans
Taxable	$6,720,398	$4,494,995	$2,225,403
Tax-exempt	17,638	16,382	1,256
Securities
Taxable	1,258,234	1,202,335	55,899
Tax-exempt	149,172	99,971	49,201
Other	77,726	1,634	76,092

Total interest income	8,223,168	5,815,317	2,407,851

Interest expense
Deposits	3,326,774	1,639,319	1,687,455
Other borrowings	51,910	99,683	(47,773)
Repurchase Agreements	382,717	37,638	345,079
Federal Home Loan Bank advances	421,970	458,799	(36,829)
Trust preferred securities	455,408	432,998	22,410

Total interest expense	4,638,779	2,668,437	1,970,342

Net interest income	3,584,389	3,146,880	437,509

Provision for loan losses	(159,483)	613,402	(772,885)

Net interest income after provision for loan losses	3,743,872	2,533,478	1,210,394

Non-interest income
Data service fees	4,698,386	3,399,178	1,299,208
Trust fees	830,898	782,040	48,858
Customer service fees	525,881	450,348	75,533
Net gain on sales of loans	833,315	(483,214)	1,316,529
Net realized gains on sales of available-for-sale securities	(494,885)	—	(494,885)
Investment securities recoveries	889,454	—	889,454
Loan servicing fees	118,476	81,603	36,873
Gain (loss) on sale of assets	8,852	(65,188)	74,040
Other income	165,637	311,750	(146,113)

Total non-interest income	7,576,014	4,476,517	3,099,497

Non-interest expense
Salaries and employee benefits	4,677,237	3,139,135	1,538,102
Net occupancy expense	506,142	317,110	189,032
Equipment expense	1,681,747	1,316,981	364,766
Data processing fees	159,604	107,684	51,920
Professional fees	870,464	1,033,317	(162,853)
Marketing expense	132,787	136,731	(3,944)
Printing and office supplies	165,990	127,320	38,670
Telephone and communication	427,554	408,846	18,708
Postage and delivery expense	337,993	77,373	260,620
State, local and other taxes	161,523	192,420	(30,897)
Employee expense	233,491	268,173	(34,682)
FHLB prepayment penalties	214,886	—	214,886
Other expenses	789,587	507,067	282,520

Total non-interest expense	10,359,005	7,632,157	2,726,848

Income before income tax expense	960,881	(622,162)	1,583,043
Income tax expense	250,448	(278,308)	528,756

Net income	$710,433	$(343,854)	$1,054,287

Earnings per common share:
Basic	$0.14	$(0.08)	$0.22

Diluted	$0.14	$(0.08)	$0.22

Average diluted shares outstanding	5,027,440	4,571,317

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
For The Fourth Quarter Ended December 31, 2006 and Third Quarter 2006

			Increase/
	Fourth Quarter	Third Quarter	(Decrease)
	2006	2006	$
Interest income
Loans
Taxable	$6,720,398	$6,641,379	$79,019
Tax-exempt	17,638	18,326	(688)
Securities
Taxable	1,258,234	1,306,979	(48,745)
Tax-exempt	149,172	141,943	7,229
Other	77,726	48,846	28,880

Total interest income	8,223,168	8,157,473	65,695

Interest expense
Deposits	3,326,774	3,017,993	308,781
Other borrowings	51,910	67,773	(15,863)
Repurchase Agreements	382,717	182,007	200,710
Federal Home Loan Bank advances	421,970	667,749	(245,779)
Trust preferred securities	455,408	466,417	(11,009)

Total interest expense	4,638,779	4,401,939	236,840

Net interest income	3,584,389	3,755,534	(171,145)

Provision for loan losses	(159,483)	35,000	(194,483)

Net interest income after provision for loan losses	3,743,872	3,720,534	23,338

Non-interest income
Data service fees	4,698,386	3,785,037	913,349
Trust fees	830,898	753,449	77,449
Customer service fees	525,881	542,518	(16,637)
Net gain on sales of loans	833,315	283,123	550,192
Net realized gains (losses) on sales of available-for-sale securities	(494,885)	—	(494,885)
Investment securities recoveries	889,454	—	889,454
Loan servicing fees	118,476	96,754	21,722
Gain (loss) on sale of assets	8,852	25,914	(17,062)
Other income	165,637	415,961	(250,324)

Total non-interest income	7,576,014	5,902,756	1,673,258

Non-interest expense
Salaries and employee benefits	4,677,237	4,253,924	423,313
Net occupancy expense	506,142	468,855	37,287
Equipment expense	1,681,747	1,445,073	236,674
Data processing fees	159,604	146,703	12,901
Professional fees	870,464	481,132	389,332
Marketing expense	132,787	168,031	(35,244)
Printing and office supplies	165,990	126,765	39,225
Telephone and communication	427,554	467,692	(40,138)
Postage and delivery expense	337,993	142,957	195,036
State, local and other taxes	161,523	188,464	(26,941)
Employee expense	233,491	235,429	(1,938)
FHLB prepayment penalties	214,886	—	214,886
Other expenses	789,587	389,631	399,956

Total non-interest expense	10,359,005	8,514,656	1,844,349

Income before income tax expense	960,881	1,108,634	(147,753)
Income tax expense	250,448	294,893	(44,445)

Net income	$710,433	$813,741	$(103,308)

Earnings per common share:
Basic	$0.14	$0.16	$(0.02)

Diluted	$0.14	$0.16	$(0.02)

Average diluted shares outstanding	5,027,440	5,027,704

Rurban Financial Corp.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	YTD	4th Qtr	YTD	4th Qtr
(dollars in thousands except per share data)	2006	2006	2005	2005
EARNINGS
Net interest income	$15,034	$3,584	$12,054	$3,147
Provision for loan loss	$178	$(159)	$583	$613
Non-interest income	$23,755	$7,576	$18,338	$4,477
Revenue (net interest income plus non-interest income)	$38,789	$11,160	$30,392	$7,624
Non-interest expense	$34,904	$10,359	$29,054	$7,632
Net income (loss)	$2,760	$710	$673	$(344)

PER SHARE DATA
Basic earnings per share	$0.55	$0.14	$0.15	$(0.08)
Diluted earnings per share	$0.55	$0.14	$0.15	$(0.08)
Book value per share	$11.33	$11.33	$10.83	$10.83
Tangible book value per share	$7.58	$7.58	$8.31	$8.31
Cash dividend per share	$0.21	$0.06	$0.20	$0.05

PERFORMANCE RATIOS
Return on average assets	0.50%	0.50%	0.16%	(0.31%)
Return on average equity	5.06%	5.08%	1.32%	(2.63%)
Net interest margin (tax equivalent)	3.13%	2.92%	3.14%	3.18%
Non-interest expense / Average assets	6.30%	7.27%	26.82%	6.91%
Efficiency Ratio — bank (non-GAAP)	88.20%	94.85%	101.81%	107.58%
Non-interest income/Total operating revenue (net interest income plus non-interest income)	61.24%	67.89%	60.34%	58.72%

MARKET DATA PER SHARE
Market value per share — Period end	$10.77	$10.77	$11.78	$11.78
Market as a % of book	0.95	0.95	1.09	1.09
Cash dividend yield	1.95%	2.23%	1.70%	1.70%
Period-end common shares outstanding (000)	5,027	5,027	5,027	5,027
Common stock market capitalization ($000)	$54,145	$54,145	$59,223	$59,223

CAPITAL & LIQUIDITY
Equity to assets	10.2%	10.2%	10.3%	10.3%
Period-end tangible equity to assets	6.9%	6.9%	7.9%	7.9%
Tier 1 risk-based capital ratio	14.7%	14.7%	17.7%	17.7%
Total risk-based capital ratio	15.8%	15.8%	19.3%	19.3%
Average loans to average deposits	85.7%	89.2%	87.6%	86.3%

ASSET QUALITY
Net charge-offs / (Recoveries)	$1,160	$645	$1,692	$1,638
Net loan charge-offs (Ann.) / Average loans	0.33%	0.70%	0.63%	2.40%
Non-performing loans	$3,828	$3,828	$6,270	$6,270
OREO / OAOs	$82	$82	$2,608	$2,608
Non-performing assets	$3,910	$3,910	$8,878	$8,878
Non-performing assets / Total assets	0.70%	0.70%	1.67%	1.67%
Allowance for loan losses / Total loans	1.00%	1.00%	1.44%	1.44%
Allowance for loan losses / Non-performing assets	95.1%	95.1%	52.9%	52.9%

END OF PERIOD BALANCES
Total loans, net of unearned income	$370,102	$370,102	$327,048	$327,048
Allowance for loan loss	$3,717	$3,717	$4,700	$4,700
Total assets	$556,007	$556,007	$530,542	$530,542
Deposits	$414,555	$414,555	$384,838	$384,838
Stockholders’ equity	$56,955	$56,955	$54,451	$54,451
Full-time equivalent employees	317	317	281	281

AVERAGE BALANCES
Loans	$354,400	$370,687	$268,158	$273,288
Total earning assets	$490,550	$502,530	$388,593	$409,566
Total assets	$554,095	$569,807	$433,366	$442,024
Deposits	$413,338	$415,576	$306,268	$316,570
Stockholders’ equity	$54,501	$55,963	$51,083	$52,366

Rurban Financial Corp.
Segment Reporting
Three Months Ended December 31, 2006

			RFCBC	Banking
			(Loan	Intersegment	Banking
	State Bank	Exchange	Workout	Elimination	Related
	and Trust	Bank	Company)	Entries	Entities
Income Statement Measures
Interest Income	$6,913	$1,362	$—	$(7)	$8,268
Interest Expense	3,657	497	—	(7)	4,147
Net Interest Income	3,256	865	—	—	4,121
Provision For Loan Loss	(109)	(30)	(20)	—	(159)
Non-interest Income	1,168	303	124	—	1,595
Non-interest Expense	3,892	1,252	278	—	5,422
Net Income Before Taxes	641	(54)	(134)	—	453
Income Taxes	145	(18)	(45)	—	82
Net Income QTR	$496	$(36)	$(89)	$—	$371

Performance Measures
Average Assets — Quarter	$463,788	$86,634	$2,178	$(951)	$551,649
ROAA	0.43%	(0.17%)	0.00%	0.00%	0.27%
Average Equity — Quarter	$41,581	$12,154	$1,714	$—	$55,449
ROAE	4.78%	(1.18%)	0.00%	0.00%	2.68%
Efficiency Ratio — %	87.97%	107.19%	0.00%	0.00%	94.85%
Average Loans — Quarter	$307,757	$64,406	$1,059	$—	$373,222
Average Deposits — Quarter	$357,623	$67,436	$—	$(781)	$424,278

	RFS (Trust
	and		Parent	Intersegment	Rurban
	Investment		Company	Elimination	Financial
	Co.)	RDSI	and Other	Entries	Corp.
Income Statement Measures
Interest Income	$16	$—	$1	$(62)	$8,223
Interest Expense	—	99	455	(62)	4,639
Net Interest Income	16	(99)	(454)	—	3,584
Provision For Loan Loss	—	—	—	—	(159)
Non-interest Income	764	5,043	1,576	(1,402)	7,576
Non-interest Expense	616	4,026	1,697	(1,402)	10,359
Net Income Before Taxes	164	918	(575)	—	960
Income Taxes	55	312	(199)	—	250
Net Income QTR	$109	$606	$(376)	$—	$710

Performance Measures
Average Assets — Quarter	$2,145	$19,695	$78,234	$(81,916)	$569,807
ROAA	20.33%	12.31%	0.00%	0.00%	0.50%
Average Equity — Quarter	$2,161	$12,721	$56,477	$(70,845)	$55,963
ROAE	20.18%	19.06%	0.00%	0.00%	5.08%
Efficiency Ratio — %	78.97%	81.43%	0.00%	0.00%	92.82%
Average Loans — Quarter	$—	$—	$—	$(2,908)	$370,314
Average Deposits — Quarter	$—	$—	$—	$(909)	$423,369

Rurban Financial Corp.
Segment Reporting
Twelve Months Ended December 31, 2006

			RFCBC	Banking
			(Loan	Intersegment	Banking
	State Bank	Exchange	Workout	Elimination	Related
	and Trust	Bank	Company)	Entries	Entities
Income Statement Measures
Interest Income	$25,949	$5,291	$36	$(123)	$31,153
Interest Expense	12,538	1,716	—	(123)	14,131
Net Interest Income	13,411	3,575	36	—	17,022
Provision For Loan Loss	284	3	(109)	—	178
Non-interest Income	3,452	1,154	269	(3)	4,872
Non-interest Expense	13,493	4,900	920	(3)	19,310
Net Income Before Taxes	3,086	(174)	(506)	—	2,406
Income Taxes	751	(60)	(172)	—	519
Net Income YTD	2,335	(114)	(334)	—	1,887

Performance Measures
Average Assets — YTD	$452,777	$84,904	$2,022	$(951)	$538,752
ROAA	0.52%	(0.13%)	0.00%	0.00%	0.35%
Average Equity — YTD	$40,028	$12,097	$4,073	$—	$56,198
ROAE	5.83%	(0.94%)	0.00%	0.00%	3.36%
Efficiency Ratio — %	80.02%	103.62%	0.00%	0.00%	88.20%
Average Loans — YTD	$293,382	$62,042	$1,884	$—	$357,308
Average Deposits — YTD	$344,956	$70,072	$—	$(781)	$414,247

	RFS (Trust
	and		Parent	Intersegment	Rurban
	Investment		Company	Elimination	Financial
	Co.)	RDSI	and Other	Entries	Corp.
Income Statement Measures
Interest Income	$61	$12	$3	$(258)	$30,970
Interest Expense	—	276	1,787	(258)	15,936
Net Interest Income	61	(264)	(1,784)	—	15,034
Provision For Loan Loss	—	—	—	—	178
Non-interest Income	3,359	16,563	4,823	(5,862)	23,755
Non-interest Expense	2,337	13,143	5,976	(5,862)	34,904
Net Income Before Taxes	1,083	3,156	(2,937)	—	3,708
Income Taxes	368	1,073	(1,012)	—	948
Net Income YTD	715	2,083	(1,925)	—	2,760

Performance Measures
Average Assets — YTD	$2,382	$16,513	$77,381	$(80,933)	$554,095
ROAA	30.02%	12.61%	0.00%	0.00%	0.50%
Average Equity — YTD	$1,905	$9,311	$54,937	$(67,850)	$54,501
ROAE	37.53%	22.37%	0.00%	0.00%	5.06%
Efficiency Ratio — %	68.33%	80.64%	0.00%	0.00%	89.98%
Average Loans — YTD	$—	$—	$—	$(2,908)	$354,400
Average Deposits — YTD	$—	$—	$—	$(909)	$413,338

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison — Fourth Quarter 2006

			RFCBC	Banking
			(Loan	Intersegment	Banking
	State Bank	Exchange	Workout	Elimination	Related
	and Trust	Bank	Company)	Entries	Entities
Average Assets
4Q06	$463,788	$86,634	$2,178	$(951)	$551,649
3Q06	$463,601	$88,141	$2,451	$(1,572)	$552,621
2Q06	$446,579	$85,449	$5,477	$(4,001)	$533,504
1Q06	$436,239	$83,209	$6,675	$(1,071)	$525,052
4Q05	$424,432	N/A	$13,896	$(847)	$437,481
4th Quarter Comparison	$39,356	N/A	$(11,718)	$—	$114,168

Revenue
4Q06	$4,424	$1,168	$124	$—	$5,716
3Q06	$4,136	$1,309	$3	$—	$5,448
2Q06	$4,173	$1,214	$85	$(2)	$5,469
1Q06	$4,131	$1,036	$93	$(2)	$5,258
4Q05	$4,389	N/A	$(256)	$(2)	$4,131
4th Quarter Comparison	$35	$1,168	$380	$—	$1,585

Non-interest Expenses
4Q06	$3,892	$1,252	$278	$—	$5,422
3Q06	$3,236	$1,180	$161	$—	$4,577
2Q06	$3,131	$1,195	$307	$(2)	$4,631
1Q06	$3,234	$1,273	$174	$(2)	$4,679
4Q05	$3,564	N/A	$882	$(2)	$4,444
4th Quarter Comparison	$328	$1,252	$(604)	$—	$978

Net Income
4Q06	$496	$(36)	$(89)	$—	$371
3Q06	$651	$62	$(82)	$—	$631
2Q06	$687	$15	$(109)	$—	$593
1Q06	$502	$(156)	$(54)	$—	$292
4Q05	$479	N/A	$(1,058)	$—	$(579)
4th Quarter Comparison	$17	$(36)	$969	$—	$950

Efficiency Ratio
4Q06	87.97%	107.19%	—	—	94.86%
3Q06	78.24%	90.15%	—	—	84.01%
2Q06	75.03%	98.41%	—	—	84.67%
1Q06	78.28%	122.84%	—	—	88.99%
4Q05	81.20%	N/A	—	—	107.58%
4th Quarter Comparison	6.77%	N/A	—	—	(12.72%)

NPA/Total Assets
4Q06	0.67%	0.31%	—	—	0.70%
3Q06	0.92%	0.77%	—	—	1.07%
2Q06	0.70%	1.66%	—	—	1.07%
1Q06	0.70%	1.77%	—	—	1.64%
4Q05	0.64%	2.03%	—	—	1.67%
4th Quarter Comparison	0.03%	(1.72%)	—	—	(0.97%)

ROAA
4Q06	0.43%	(0.17%)	—	—	0.27%
3Q06	0.56%	0.28%	—	—	0.46%
2Q06	0.62%	0.07%	—	—	0.44%
1Q06	0.46%	(0.75%)	—	—	0.22%
4Q05	0.45%	N/A	—	—	(0.40%)
4th Quarter Comparison	(0.02%)	N/A	—	—	0.67%

ROAE
4Q06	4.78%	(1.18%)	—	—	2.68%
3Q06	6.52%	2.05%	—	—	4.65%
2Q06	7.03%	0.50%	—	—	5.52%
1Q06	5.08%	(5.09%)	—	—	3.16%
4Q05	4.94%	N/A	—	—	(2.88%)
4th Quarter Comparison	(0.16%)	N/A	—	—	5.56%

Average Equity
4Q06	$41,581	$12,154	$1,714	$—	$55,449
3Q06	$39,911	$12,119	$2,261	$—	$54,291
2Q06	$39,078	$12,015	$5,393	$—	$56,486
1Q06	$39,522	$12,228	$7,001	$—	$58,751
4Q05	$38,784	$8,109	$13,731	$—	$60,624
4th Quarter Comparison	$2,797	$4,045	$(12,017)	$—	$(5,175)

	RFS (Trust
	and		Parent	Intersegment	Rurban
	Investment		Company	Elimination	Financial
	Co.)	RDSI	and Other	Entries	Corp.
Average Assets
4Q06	$2,145	$19,695	$78,234	$(81,916)	$569,807
3Q06	$2,390	$14,442	$75,666	$(91,653)	$553,465
2Q06	$2,583	$13,368	$74,679	$(79,060)	$545,074
1Q06	$2,138	$11,579	$78,706	$(83,104)	$534,371
4Q05	$2,469	$9,783	$71,938	$(79,647)	$442,024
4th Quarter Comparison	$(324)	$9,912	$6,296	$—	$127,783

Revenue
4Q06	$780	$4,944	$1,122	$(1,402)	$11,160
3Q06	$950	$4,084	$594	$(1,418)	$9,658
2Q06	$834	$3,632	$537	$(1,374)	$9,098
1Q06	$856	$3,637	$789	$(1,668)	$8,872
4Q05	$823	$3,686	$(163)	$(854)	$7,624
4th Quarter Comparison	$(43)	$1,258	$1,285	$—	$3,536

Non-interest Expenses
4Q06	$616	$4,026	$1,697	$(1,402)	$10,359
3Q06	$568	$3,360	$1,427	$(1,418)	$8,514
2Q06	$553	$2,949	$1,321	$(1,374)	$8,080
1Q06	$601	$2,807	$1,531	$(1,668)	$7,950
4Q05	$606	$2,812	$575	$(805)	$7,632
4th Quarter Comparison	$10	$1,214	$1,122	$—	$2,727

Net Income
4Q06	$109	$606	$(376)	$—	$710
3Q06	$251	$478	$(546)	$—	$814
2Q06	$186	$451	$(516)	$—	$714
1Q06	$168	$548	$(485)	$—	$523
4Q05	$143	$577	$(484)	$—	$(344)
4th Quarter Comparison	$(34)	$29	$108	$—	$1,055

Efficiency Ratio
4Q06	78.97%	81.43%	—	—	92.82%
3Q06	59.79%	82.27%	—	—	88.15%
2Q06	66.21%	81.18%	—	—	88.05%
1Q06	70.23%	77.17%	—	—	88.87%
4Q05	73.63%	76.29%	—	—	99.32%
4th Quarter Comparison	5.34%	5.14%	—	—	(6.50%)

NPA/Total Assets
4Q06	—	—	—	—	0.70%
3Q06	—	—	—	—	1.07%
2Q06	—	—	—	—	1.07%
1Q06	—	—	—	—	1.64%
4Q05	—	—	—	—	1.67%
4th Quarter Comparison	—	—	—	—	(0.97%)

ROAA
4Q06	20.33%	12.31%	—	—	0.50%
3Q06	42.01%	13.24%	—	—	0.59%
2Q06	28.81%	13.50%	—	—	0.52%
1Q06	31.45%	18.93%	—	—	0.39%
4Q05	25.84%	23.59%	—	—	(0.31%)
4th Quarter Comparison	(5.51%)	(11.28%)	—	—	0.81%

ROAE
4Q06	20.18%	19.06%	—	—	5.08%
3Q06	52.70%	21.26%	—	—	5.95%
2Q06	31.88%	21.39%	—	—	5.28%
1Q06	32.42%	31.59%	—	—	3.86%
4Q05	33.18%	40.75%	—	—	(2.63%)
4th Quarter Comparison	(13.00%)	(21.70%)	—	—	7.71%

Average Equity
4Q06	$2,161	$12,721	$56,477	$(70,845)	$55,963
3Q06	$1,905	$8,995	$53,593	$(64,082)	$54,702
2Q06	$2,334	$8,437	$53,593	$(66,811)	$54,039
1Q06	$2,074	$6,938	$54,251	$(67,763)	$54,251
4Q05	$1,724	$5,664	$52,366	$(68,012)	$52,366
4th Quarter Comparison	$437	$7,057	$4,111	$(2,833)	$3,597